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                                  EXHIBIT 99.1

PHOENIX--(BUSINESS WIRE)--June 24, 2003-- Vital Living Inc. (OTCBB: VTLV -
News), the Physician Nutraceutical Company(sm)today announced that it has signed a definitive agreement to acquire Christopher's Herbs Line ("Christopher's"), based in Springville, Utah. Christopher's, in addition to selling direct, markets its products to traditional distributors who in turn sell to the retail health food stores, health care practitioners and consumers. The closing is scheduled to close on or by July 1, 2003, and should be accretive to earnings from that date forward.

The purchase of Christopher's shall be in the form of common stock of Vital Living. Upon consummation of the acquisition, Vital Living shall issue 2,600,000 shares of common stock to Christopher's. Christopher's will have the right to receive bonus shares over the twenty-four month period following the closing, totaling a maximum of 650,000 additional shares. These bonus shares will be earned, based upon determined sales and earnings targets being met. All stock will be non-registered and subject to Rule 144 as well as subject to additional lock-ups.

Vital Living contemplates that the acquisition will be structured as an asset purchase.

Management of Christopher's projects the next twelve-month period to have gross sales in excess of $4 million with EBITDA of approximately $1 million.

According to Stuart Benson, Vice Chairman of Vital Living, "This acquisition will further enhance our distribution into the practitioner market. Christopher's has built an excellent reputation, since 1945, when John R. Christopher, M.H. started formulating safe and effective herbal combinations for his clients."

Robert Scott, President of Christopher's, stated, "We anticipate substantial sales growth upon the consummation of this transaction. Vital Living's existing products will be a welcome introduction into our existing distribution channels and should be positively received."

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The Company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The Company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum(TM) is currently being endorsed and prescribed at the Arizona Heart Institute as part of a comprehensive cardiovascular health program as well as other practitioner offices throughout the United States.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements
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with the company's product development partners, the ability of the company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Contact:
     Vital Living Inc.
     Brad Edson, 602/952-9909
     Fax 602/952-6907
     bedson@vitalliving.com
     www.vitalliving.com
     or:
     Press:
     Barry Kaplan Associates
     Larry S. Kaplan, 732/747-0702